POWER OF ATTORNEY


	The undersigned hereby constitutes and appoints John G. Finneran, Jr., Shahin
Rezai and Cleo Belmonte, each of them, as the true and lawful attorneys-in-fact
(with full power of substitution and revocation in each) to:

       (1) execute, for and on behalf of the undersigned, any and all statements and reports required or permitted to be filed by the undersigned, in any and all capacities, under Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the "Act") with respect to the beneficial ownership of the securities of Capital One Financial Corporation (the "Company"), including without limitation Forms 3, 4, 5, and Form 144 required to be filed by the undersigned under Rule 144 of the Securities Act of 1933, as amended;

       (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such statements and reports and file such statements and reports, with all amendments, supplements and exhibits thereto, with the Securities and Exchange Commission, the New York Stock Exchange and/or any other stock exchange or any similar authority and to deliver copies thereof to the Company;

       (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion; and

       (4) request and receive from any broker (i) periodic reports detailing the undersigned's retail holdings of the Company's securities held in his or her account(s) and (ii) confirmations of acquisitions or dispositions of the Company's securities, or other derivative instruments based on any of the Company's equity, effected by such broker in or through his or her account(s), with no obligation to receive further approval from the undersigned for such request(s).

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully as the undersigned could do if personally present, with full power of substitution or revocation, and hereby ratifies and confirms all that such attorneys-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney. The undersigned acknowledges that the foregoing attorneys-in-fact, acting in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Act.

	This Power of Attorney revokes all prior Powers of Attorney submitted to the
Company with respect to the matters expressed herein, and shall remain in full force and effect until the undersigned is no longer required to file statements or reports under Section 16(a) of the Act with respect to holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.



	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 29 day of October 2015.



	/s/ Richard D. Fairbank
							Name: Richard D. Fairbank


	ACKNOWLEDGEMENT FOR POWER OF ATTORNEY

STATE OF Virginia			)
					)      ss.
CITY/COUNTY OF Fairfax		)


The foregoing instrument was acknowledged before me this 29th day of October, 2015 by Richard D. Fairbank.




								/s/ Christine A. Van Horn
								Notary Public


(SEAL)




My commission expires July 31, 2017.




Exhibit 24.1